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                                 EXHIBIT 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No. 33-70342), Form S-8 (File No. 33-63752) and Form S-8 (File No. 333-11975).


                                              Arthur Andersen LLP


Las Vegas, Nevada
March 26, 1999